PROXY FOR ANNUAL MEETING
APRIL 27, 1994
CAPITAL CITY BANK GROUP, INC.

KNOW ALL MEN BY THESE PRESENTS that I, the undersigned Shareholder of Capital City Bank Group, Inc., (the "Company") Tallahassee, Florida, do hereby nominate, constitute and appoint Herschel Williams, William Mitchell and Randy Briley (no officer or employee of the Company may be named proxy) or any one of them (with full power to act alone), my true and lawful attorney(s) with full power of substitution, for me and in my name, place and stead to vote all the Common Stock of the Company, standing in my name on its books on March 1, 1994, at the annual meeting of its shareholders to be held at the Florida State Conference Center, 555 West Pensacola Street, Tallahassee, Florida, on April 27, 1994, at 4:00 p.m., or at any adjournments thereof with all the power the undersigned would possess if personally present, as follows:

1. Fixing the number of directors to be elected at five (5) and the election of the five (5) persons listed as a group, except as individually marked to the contrary below:

For _____________Against _____________Abstain _____________

(1) DuBose Ausley
(2) Thomas A. Barron
(3) Payne H. Midyette, Jr.
(4) Godfrey Smith
(5) William G. Smith, Jr.

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided.

     ______________________________________________________________________

2. Ratify the appointment of Arthur Andersen & Co., as the Company's auditors for 1994; and

For _____________  Against _____________  Abstain _____________

3. In the discretion of the proxies named above, such other business as may be brought before the meeting or any adjournment thereof.

For _____________  Against _____________  Abstain _____________

The Board of Directors recommends a vote "FOR" these proposals.

This Proxy will be voted as directed, but if no direction is given, the Proxy will be voted "FOR" the above proposals including the election of all five nominees for director named above.

This Proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise.
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The undersigned shareholder(s) hereby acknowledges receipt of the Notice of
Annual Meeting and Proxy Statement.

Dated:

________________________________
(Seal)

________________________________
(Seal)

When signed as attorney, personal representative, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign. If by a corporation please sign full corporate name by president or other authorized officer. If by a partnership please sign by an authorized person.